Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, January 30, 2014	(302) 857-3292

DOVER MOTORSPORTS, INC. REPORTS RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2013

Dover Motorsports, Inc. (NYSE: DVD) today reported its results for the fourth quarter and year ended December 31, 2013.

The Company promoted no major events in the fourth quarters of 2013 and 2012. Revenues were $129,000 for the fourth quarters of both years.

Operating and marketing expenses decreased $132,000 to $853,000 in the fourth quarter of 2013 from $985,000 in the fourth quarter of 2012, primarily due to lower employee and operating costs at Dover.

General and administrative expenses decreased $332,000 to $1,770,000 for the fourth quarter of 2013 from $2,102,000 in the fourth quarter of 2012, also primarily due to lower employee related costs at Dover.

During the quarter, we reviewed the carrying value of the assets located at our Nashville facility for impairment and recorded a non-cash pre-tax charge of $4,329,000 to reduce the carrying value of the assets to their fair value.

Net interest expense was $172,000 for the fourth quarter of 2013 compared to $291,000 in the fourth quarter of 2012. The decrease is primarily due to lower average outstanding borrowings, lower interest rates and lower amortization of deferred financing costs in the fourth quarter of 2013 compared to 2012.

Loss before income taxes for the fourth quarter of 2013 was ($7,765,000). The current quarter’s results include the aforementioned non-cash impairment charge of $4,329,000. On an adjusted basis, excluding the impact of the non-cash impairment charge, loss before income taxes for the fourth quarter of 2013 was ($3,436,000) compared to a loss of ($4,019,000) in the fourth quarter of 2012.

Net loss for the fourth quarter of 2013 was ($4,758,000) or ($.13) per diluted share. On an adjusted basis, net loss for the fourth quarter of 2013 was ($1,944,000) or ($.06) per diluted share compared to a net loss of ($2,356,000) or ($.07) per diluted share in the fourth quarter of 2012.

During the fourth quarter of 2013, the Company repurchased 126,687 shares of its common stock on the open market at prices ranging from approximately $2.33 to $2.43 per share for approximately $310,000.

For the year ended December 31, 2013, total revenues were $46,180,000 compared with $46,747,000 in the prior year. The decrease was primarily due to lower admissions and event related revenue partially offset by higher broadcasting revenue.

Net earnings were $2,024,000 or $.05 per diluted share for the year ended December 31, 2013. As discussed above, the current year’s annual results include a non-cash pre-tax impairment charge of $4,329,000. On an adjusted basis, net earnings were $4,838,000 or $.13 per diluted share for 2013 compared to $4,571,000 or $.12 per diluted share for 2012.

The Company’s financial position continued to improve during 2013. Total borrowings outstanding decreased to $14,820,000 at December 31, 2013 from $19,700,000 at December 31, 2012. In December 2013, the Company paid an increased annual cash dividend on both classes of common stock of $0.05 per share in the amount of $1,831,000. During 2013, the Company repurchased 442,526 shares of its common stock on the open market at prices ranging from $2.05 to $2.48 per share for approximately $1,068,000.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of NASCAR sanctioned and other motorsports events in the United States whose subsidiaries own and operate Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. For further information, log on to dovermotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Admissions	$—	$—	$9,521	$10,428
Event-related	128	100	9,190	9,889
Broadcasting	—	11	27,445	26,404
Other	1	18	24	26

	129	129	46,180	46,747

Expenses:
Operating and marketing	853	985	26,648	26,688
Impairment charge	4,329	—	4,329	—
General and administrative	1,770	2,102	7,252	7,560
Depreciation	822	823	3,291	3,314

	7,774	3,910	41,520	37,562

Operating (loss) earnings	(7,645)	(3,781)	4,660	9,185

Interest expense, net	(172)	(291)	(959)	(1,396)
Provision for contingent obligation	47	53	91	321
Other income	5	—	157	(48)

(Loss) earnings before income taxes	(7,765)	(4,019)	3,949	8,062

Income tax benefit (expense)	3,007	1,663	(1,925)	(3,491)

Net (loss) earnings	$(4,758)	$(2,356)	$2,024	$4,571

Net (loss) earnings per common share:
Basic	$(0.13)	$(0.07)	$0.05	$0.12

Diluted	$(0.13)	$(0.07)	$0.05	$0.12

Weighted average shares outstanding:
Basic	35,999	36,300	36,252	36,299
Diluted	35,999	36,300	36,252	36,299

DOVER MOTORSPORTS, INC.

RECONCILIATION OF GAAP (LOSS) EARNINGS TO ADJUSTED (LOSS) EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
GAAP (loss) earnings before income taxes	$(7,765)	$(4,019)	$3,949	$8,062
Non-cash impairment charge (1)	4,329	—	4,329	—

Adjusted (loss) earnings before income taxes	$(3,436)	$(4,019)	$8,278	$8,062

GAAP net (loss) earnings	$(4,758)	$(2,356)	$2,024	$4,571
Non-cash impairment charge, net of income taxes (1)	2,814	—	2,814	—

Adjusted net (loss) earnings	$(1,944)	$(2,356)	$4,838	$4,571

GAAP net (loss) earnings per common share - diluted	$(0.13)	$(0.07)	$0.05	$0.12
Non-cash impairment charge, net of income taxes (1)	0.08	—	0.08	—

Adjusted net (loss) earnings per common share - diluted (2)	$(0.06)	$(0.07)	$0.13	$0.12

(1)	Nashville Superspeedway no longer promotes NASCAR events and did not seek sanction agreements from NASCAR for 2012, 2013 or 2014. We continue to use the track for motorsports race team testing and are currently evaluating all of our options for the facility. We incurred a non-cash impairment charge of $4,329,000 in the fourth quarter of 2013 as a result of economic conditions and their impact on real estate values.

The above financial information is presented using other than generally accepted accounting principles (“non-GAAP”), and is reconciled to comparable information presented using GAAP. Non-GAAP adjusted (loss) earnings before income taxes, adjusted net (loss) earnings and adjusted net (loss) earnings per common share - diluted are derived by adjusting amounts determined in accordance with GAAP for the aforementioned non-cash impairment charge. We believe such non-GAAP information is useful and meaningful to investors, and is used by investors and us to assess core operations. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as an alternative to (loss) earnings before income taxes, net (loss) earnings or net (loss) earnings per common share - diluted, which are determined in accordance with GAAP.

(2)	The components of loss per diluted share for the three months ended December 31, 2013 do not add to the adjusted loss per diluted share due to rounding.

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash	$4	$15
Accounts receivable	28	224
Inventories	114	124
Prepaid expenses and other	1,050	1,222
Receivable from Dover Downs Gaming & Entertainment, Inc.	4	—
Income taxes receivable	22	—
Deferred income taxes	76	78

Total current assets	1,298	1,663
Property and equipment, net	85,591	92,896
Other assets	919	738
Deferred income taxes	336	490

Total assets	$88,144	$95,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25	$145
Accrued liabilities	2,887	2,903
Income taxes payable	—	132
Deferred revenue	1,743	2,719

Total current liabilities	4,655	5,899
Revolving line of credit	14,820	19,700
Liability for pension benefits	1,521	3,065
Provision for contingent obligation	1,843	1,934
Deferred income taxes	16,926	17,096

Total liabilities	39,765	47,694

Stockholders’ equity:
Common stock	1,802	1,836
Class A common stock	1,851	1,851
Additional paid-in capital	101,362	102,166
Accumulated deficit	(55,063)	(55,256)
Accumulated other comprehensive loss	(1,573)	(2,504)

Total stockholders’ equity	48,379	48,093

Total liabilities and stockholders’ equity	$88,144	$95,787

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Years Ended
	December 31,
	2013	2012
Operating activities:
Net earnings	$2,024	$4,571
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	3,291	3,314
Amortization of credit facility fees	219	228
Stock-based compensation	291	313
Deferred income taxes	(836)	2,489
Provision for contingent obligation	(91)	(321)
Impairment charge	4,329	—
Gain on sale of property and equipment	(138)	—
Loss on sale of land	—	52
Changes in assets and liabilities:
Accounts receivable	196	465
Inventories	10	(9)
Prepaid expenses and other	(34)	(3)
Receivable from Dover Downs Gaming & Entertainment, Inc.	(4)	11
Income taxes receivable/payable	30	(13)
Accounts payable	(120)	29
Accrued liabilities	(39)	274
Deferred revenue	(976)	(410)
Other liabilities	(9)	(45)

Net cash provided by operating activities	8,143	10,945

Investing activities:
Capital expenditures	(315)	(468)
Proceeds from sale of property and equipment	138	585
Purchase of available-for-sale securities	(102)	(100)
Proceeds from sale of available-for-sale securities	90	—

Net cash (used in) provided by investing activities	(189)	17

Financing activities:
Borrowings from revolving line of credit	28,760	21,300
Repayments on revolving line of credit	(33,640)	(30,760)
Dividends paid	(1,831)	(1,475)
Repurchase of common stock	(1,129)	(27)
Credit facility fees	(125)	—

Net cash used in financing activities	(7,965)	(10,962)

Net decrease in cash	(11)	—
Cash, beginning of year	15	15

Cash, end of year	$4	$15